Exhibit 99.1

Asset Entities Completes Strategic Acquisition of
Ternary and OptionsSwing and Secures CEO Jason
Lee, Former Salesforce Lead Solution Engineer,

as Asset Entities’ Chief Technology Officer

DALLAS, Nov. 15, 2023 -- Asset Entities Inc. (“Asset Entities” or the “Company”) (NASDAQ: ASST), a provider of digital marketing and content delivery services across Discord and other social media platforms, today announced it has acquired all of the assets of Ternary Inc., a cloud-based subscription management solution for Discord communities and Stripe-verified payment processor, and OptionsSwing Inc., an investment research and analysis education service.

The acquisitions are intended to add new Discord and social media customers to Asset Entities, expand the Company’s platform, and, via Ternary, provide a Stripe-verified, state-of-the-art payment processing SaaS platform to Asset Entities’ AE.360.DDM suite of services for Discord communities and beyond.

The acquisitions are accretive and add valuable management team members, including Jason Lee, who is the Founder and CEO of both Ternary and OptionsSwing, was a member of the 2021 Forbes Next 1000 list of leading young entrepreneurs, and was recognized as a Salesforce Alumni, the company’s elite group of former employees honored for outstanding professional accomplishments.

Mr. Lee has over a decade of top-level tech experience and is widely recognized for his strategic leadership and entrepreneurial skills, driving growth at the forefront of technology and education. Mr. Lee launched Ternary in 2020 as its CEO. He successfully identified key missing technology that creators and communities needed to scale their businesses. According to Mr. Lee, in the first three years under his leadership, Ternary has processed over $10 million in total revenues (unaudited) on behalf of customers, processed over 130,000 successful transactions, and served over 120 different brands, businesses, and customers.

In 2019, Mr. Lee founded and launched OptionsSwing and, as CEO, scaled it from zero revenue to $1.7 million in recurring revenue (unaudited) in the company’s first 18 months. Since its launch, OptionsSwing has generated over $5 million in total revenue (unaudited). Mr. Lee built an innovative team and led the design, development, and launch of three separate FinEd products, received the GFEL Excellence in Education Award, earned a place on the Forbes Next 1000 list, all while building a company that has created a significant Instagram account with over 425,000 followers.

In connection with the transaction and pursuant to the Asset Purchase Agreement, Asset Entities has acquired all of the assets of Ternary and OptionsSwing which includes, but is not limited to, all customer accounts, intellectual property, software platforms, and revenue streams. Asset Entities has also secured multi-year employment agreements and stock award agreements for Mr. Lee and his team as part of the acquisition. The employees are Mr. Lee; Roberto Infante, a Co-Founder and Chief Technical Officer (CTO) at Ternary; Janet Hung, a Co-Founder and COO of both Ternary and OptionsSwing; and Daniel Montoya, Head of Sales at Ternary.

Today, November 15, 2023, Mr. Lee assumes the role of CTO for Asset Entities, Janet Hung will become the Company’s Director of Customer Relations, Mr. Infante will become a Senior Software Developer, and Mr. Montoya will become a Senior Sales Director. Each of these employees will work to maximize the integration of Ternary and OptionsSwing into Asset Entities.

From 2014 to 2020, Jason Lee played a significant role at Salesforce, where he progressed to the position of Lead Solution Engineer supporting some of the world’s largest enterprise brands and received several Salesforce certifications, underscoring his expertise in customer relationship management technologies (CRM). These certifications include Salesforce Certified Service Cloud Consultant (2019), Salesforce Certified Platform App Builder (2016), Salesforce Certified Advanced Administrator (2016), and Salesforce Certified Administrator (2015). His inclusion as a Salesforce Alumni in 2021 was recognized in a company Alumni Network Spotlight that can be read at:

https://www.salesforce.com/company/careers/alumni/august-alumni-spotlight-2021/

Jason Lee, Asset Entities’ new Chief Technology Officer (NASDAQ: ASST).

Mr. Lee presenting on behalf of Salesforce at the Dreamforce Conference in 2015.

For the two years prior to joining Salesforce, Mr. Lee was a Technical Solutions Professional and Tech Analyst at AvePoint, where he performed a diverse range of duties for inside and enterprise sales groups. He graduated from Syracuse University in 2011 with a Bachelor of Arts.

“The acquisitions of both Ternary and OptionsSwing are a perfect match with the Asset Entities Team,” commented Arshia Sarkhani, Asset Entities’ Chief Executive Officer. “These acquisitions are a tremendous opportunity for the future of Asset Entities and digital marketing and content delivery services as a whole, allowing creators to manage their businesses end-to-end. With the addition of Jason Lee and his team, our overall business operations will be strengthened, with increased marketing awareness and further expansion as well as additional recurring revenue,” said Mr. Sarkhani.

Jason Lee stated, “I am excited to be moving to Dallas, Texas to join the Asset Entities Team. During the pre-acquisition stage, due diligence period, and extensive interview process, I was able to meet the management team and spend a significant amount with them at their headquarters in Dallas. The office environment and atmosphere were incredible, and the team chemistry was undeniable.” Mr. Lee went on to say, “we are very excited about the future and the synergies our businesses have with Asset Entities.”

Jason Lee was in the news on October 20, 2023, regarding Ternary which also noted he would be a VIP speaker and Moderator at the Benzinga FinTech Deal Day Conference in New York City which took place on Monday, November 13, 2023. Mr. Lee presented and participated in the conference on Monday in New York.

Jason Lee: How Ternary Is Paving The Way For Web 2.0 Companies To Dive Into The Web 3.0 Revolution - Benzinga

Asset Entities is also pleased to announce, effective November 10, 2023, that Kyle Fairbanks, Board Member and Executive Vice Chairman of Asset Entities, has taken over the role of Chief Marketing Officer for Jackson Fairbanks. With Jackson Fairbanks’ significant social media presence, he has been named Director of Socials and will be working with the marketing team.

To learn about Asset Entities’ Ternary Stripe-verified, state-of-the-art payment processing SaaS platform, go to www.ternarydev.com.

To learn about the AE.360.DDM suite of services, go to ae360ddm.com or https://discord.gg/ae360ddm.

About Asset Entities, Inc.

Asset Entities Inc. is a technology company providing social media marketing, management, and content delivery across Discord, TikTok, Instagram, Twitter, YouTube, and other social media platforms. Asset Entities is believed to be the first publicly traded Company based on the Discord platform, where it hosts some of Discord’s largest social community-based education and entertainment servers. The Company’s AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development, and Management of Discord community servers. Asset Entities’ initial AE.360.DDM customers have included businesses and celebrities. The Company’s Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company’s SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses. Learn more at assetentities.com, and follow the Company on Twitter at $ASST and @assetentities.

About Ternary Inc.

Ternary Inc. is a state-of-art Stripe-verified payment processor and a business-to-business Software-as-a-Service (B2B SaaS) solution enabling website owners and Discord server administrators to streamline their integration process, save time on managing their communities, and manage their business end-to-end. The company, which has served over 120 customers to date, was founded by Jason Lee, Roberto Infante, and Janet Hung in 2020.

About OptionsSwing Inc.

OptionsSwing Inc. is a fast growing and large private educational options trading community with over 2,100 subscribed members. The company delivers content and services that help traders of all skill levels become as informed as traders on Wall Street, all from the comfort of their own home. The company was founded by Jason Lee, Jose Infante, and Janet Hung in 2019.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Company. Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statement that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors including those that are described in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer

Michael Gaubert, Executive Chairman
Asset Entities Inc.
Tel +1 (214) 459-3117
Email Contact

Investor Contact:
Skyline Corporate Communications Group, LLC
Scott Powell, President
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: info@skylineccg.com

4